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                                                                    EXHIBIT i(5)

                          [Dechert LLP Letterhead]


March 15, 2005


The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re:   The MainStay Funds

Ladies and Gentlemen:

We have acted as counsel for The MainStay Funds (the "Trust") and its series, MainStay Large Cap Growth Fund (the "Fund"), and are familiar with the Trust's registration statement with respect to the Fund under the Investment Company Act of 1940, as amended, and with the registration statement relating to the offer and sale of its Class A, B, C, I, R1 and R2 shares of beneficial interest under the Securities Act of 1933, as amended (the "Registration Statement"). The Trust is organized as a business trust under the laws of Massachusetts. The authorized Class A, B, C, I, R1 and R2 shares of beneficial interest of the Fund are hereinafter referred to as the "Shares."

We have examined the Trust's Declaration of Trust, as amended, and other materials relating to the authorization and issuance of the Shares, Post-Effective Amendment No. 75 under the Securities Act of 1933 to the Registration Statement (the "Amendment"), and such other documents and matters as we have deemed necessary to enable us to give this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us, and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Amendment, when it is made effective by the Securities and Exchange Commission ("SEC"), will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares of the Funds, as described in the Amendment, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.
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The MainStay Funds
March 15, 2005
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Amendment, to be filed with the SEC in connection with the continuous offering of the Shares, as indicated above, and to references to our firm, as counsel to the Trust, in the Funds' prospectus and Statement of Additional Information to be included in the Amendment and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP